Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

RULE 13a-14(b) OR 15d-14(b) AND

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Healthcare Services Group, Inc., a Pennsylvania corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, John C. Shea, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

2.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ John C. Shea
John C. Shea
Chief Financial Officer
(Principal Financial Officer)
October 22, 2012